As filed with the Securities and Exchange Commission on May 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERENA SOFTWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2669809
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2755 Campus Drive, 3rd Floor

San Mateo, California 94403-2538

(Address of Principal Executive Offices) (Zip Code)

SERENA Amended and Restated 1997 Stock Option and Incentive Plan

SERENA 1999 Employee Stock Purchase Plan

SERENA 1999 Director Option Plan

(Full Title of the Plans)

Mark Woodward

President and Chief Executive Officer

SERENA Software, Inc.

2755 Campus Drive, 3rd Floor

San Mateo, California 94403-2538

(Name and Address of Agent for Service)

(650) 522-6600

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $.001 per share	4,205,001	$16.93	$71,190,667	$9,020

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the SERENA Amended and Restated 1997 Stock Option and Incentive Plan, the SERENA 1999 Employee Stock Purchase Plan and the SERENA 1999 Director Option Plan of SERENA Software, Inc. a Delaware corporation, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)	Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the total registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on May 18, 2004.

INCORPORATION

OF CERTAIN INFORMATION BY REFERENCE

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by SERENA Software, Inc., a Delaware corporation (the “Registrant”), relating to 4,205,001 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under its Amended and Restated 1997 Stock Option and Incentive Plan, its 1999 Employee Stock Purchase Plan and its 1999 Director Option Plan (collectively, the “Plans”).

On August 4, 1999, the Registrant filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-88467) (the “1999 Registration Statement”) relating to shares of Common Stock issuable under the Plans (the “Prior Registration Statement”). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(i) The Registrant’s Registration Statement on Form S-8 (File No. 333-88467) filed on August 4, 1999;

(ii) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004;

(iii) The Registrant’s Current Report on Form 8-K, filed with the Commission on April 30, 2004;

(iv) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (i) above;

(v) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 22, 1999, including any amendment or report filed for the purpose of updating such description;

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated by reference.

List of Exhibits

Exhibit Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statements on Form 8-A which are incorporated by reference pursuant to Item 3(vii).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent auditors for SERENA

23.3	Consent of KPMG Audit plc, independent auditors for Merant.

23.4	Consent of Ernst & Young LLP, former independent auditors for Merant.

24.1	Power of Attorney (set forth on signature page).

99.1	Amended and Restated 1997 Stock Option and Incentive Plan (Incorporated by reference to exhibit 10.2A to the Registrant’s registration statement on Form S-1 (Registration No. 333-67761), filed with the Securities and Exchange Commission on November 23, 1998 (the “Form S-1”)).

99.2	1999 Employee Stock Purchase Plan (Incorporated by reference to exhibit 10.3A to the Form S-1).

99.3	1999 Director Option Plan (Incorporated by reference to exhibit 10.4A to the Form S-1)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 20th day of May 2004.

SERENA SOFTWARE, INC.

By:	/s/ Robert I. Pender, Jr.
Name:	Robert I. Pender, Jr.
Title:	Vice President, Finance and Administration, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert I. Pender, Jr. and Vita A. Strimaitis and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Douglas D. Troxel Douglas D. Troxel	Chief Technology Officer and Chairman of the Board of Director	May 20, 2004

/s/ Mark E. Woodward Mark E. Woodward	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2004

/s/ Robert I. Pender, Jr. Robert I. Pender, Jr.	Vice President, Finance and Administration, Chief Financial Officer, and Director (Principal Financial Officer and Principal Accounting Officer)	May 20, 2004

/s/ J. Hallam Dawson J. Hallam Dawson	Director	May 20, 2004

/s/ Gregory J. Owens Gregory J. Owens	Director	May 20, 2004

/s/ David G. DeWalt David G. DeWalt	Director	May 20, 2004

/s/ Carl Bass Carl Bass	Director	May 20, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statements on Form 8-A which are incorporated by reference pursuant to Item 3(vii).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent auditors for SERENA

23.3	Consent of KPMG Audit plc, independent auditors for Merant

23.4	Consent of Ernst & Young LLP, former independent auditors for Merant

24.1	Power of Attorney (set forth on signature page).

99.1	Amended and Restated 1997 Stock Option and Incentive Plan (Incorporated by reference to exhibit 10.2A to the Registrant’s registration statement on Form S-1 (Registration No. 333-67761), filed with the Securities and Exchange Commission on November 23, 1998 (the “Form S-1”)).

99.2	1999 Employee Stock Purchase Plan (Incorporated by reference to exhibit 10.3A to the Form S-1).

99.3	1999 Director Option Plan (Incorporated by reference to exhibit 10.4A to the Form S-1)